  As filed with the Securities and Exchange Commission on September 21, 2001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                           DIRECT III MARKETING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                            33-0851387
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                             12760 High Bluff Drive
                                   Suite 210
                          San Diego, California 92130
                    (Address of Principal Executive Offices)
                              ____________________

                               Stock Option Plan
                            (Full Title of the Plan)
                              ____________________

                             CT Corporation System
                            818 West Seventh Street
                         Los Angeles, California  90017
                                 (800) 888-9207
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  ___________

                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                           Proposed            maximum
                                                           maximum             aggregate
Title of securities to                                     offering price      offering           Amount of
be registered                Amount to be registered       per share (1)       price (1)      registration fee (1)
------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $.001 per share       2,000,000 shares              $2.10           $4,200,000            $1,050

------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, (the "Securities Act"), solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on September 17, 2001 of the Registrant's Common Stock as reported on the Nasdaq Over the Counter Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 have been sent or given to employees, officers and directors of the Registrant and its subsidiaries who participate in the plan that is the subject of this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

1. Annual Report on Form 10-KSB for the year ended December 31, 2000, filed by the Registrant on April 2, 2001.

2. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed by the Registrant on May 10, 2001.

3. Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed by the Registrant on August 14, 2001.

4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000, including any amendment or report filed for the purpose of updating that description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted in its Certificate of Incorporation and By Laws the provisions of Section 102(b)(7) of the Delaware General Corporation Law which eliminate or limit the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Further, the Registrant's By Laws provide that the Registrant will indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted therein. Section 145 provides, subject to various exceptions and limitations, that the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, will be made by a majority of a quorum of disinterested members of the Board of Directors, independent legal counsel or the stockholders of the Registrant. In addition, the Registrant will indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page 5 and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered therein and treat the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 21, 2001.

                              DIRECT III MARKETING, INC.

                              By: /s/ Robert deRose
                                  --------------------------------------
                                  Robert deRose, Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                        Title                                   Date
/s/ Robert deRose*                             Chairman of the Board, Chief Executive            September 21, 2001
----------------------                                 Officer and Director
Robert deRose                                      (Principal Executive Officer)

/s/ James G. Clark*                           Executive Vice President, Chief Financial          September 21, 2001
----------------------                                 Officer and Director
James G. Clark                             (Principal Financial and Accounting Officer)

/s/ Michael H. Shaut*                          President, Chief Operating Officer and            September 21, 2001
----------------------                                       Director
Michael H. Shaut

/s/ Douglas L. Feist                        Executive Vice President, Secretary, General         September 21, 2001
----------------------                                 Counsel and Director
Douglas L. Feist

/s/ Martin A. Mayer*                                          Director                           September 21, 2001
----------------------
Martin A. Mayer

* By Douglas L. Feist, attorney in fact.

                           DIRECT III MARKETING, INC.

                               INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION

  4(a)         Certificate of Incorporation of Registrant (included as Exhibit
               3.1 of the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000 and incorporated herein by reference).

  4(b) By Laws of Registrant (included as Exhibit 3.2 of the Registration Statement on Form 10-SB filed by the Registrant on March 17, 2000 and incorporated herein by reference).

  5 Opinion of Thompson Hine LLP as to the legality of the securities being registered.

  23(a)        Consent of Independent Auditors.

  23(b)        Consent of Thompson Hine LLP (included as part of Exhibits 5).

  24           Power of Attorney.